UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2021
___________________________________________
WEREWOLF THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
___________________________________________

Delaware	001-40366	82-3523180
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1030 Massachusetts Ave, Ste 210
Cambridge, Massachusetts	02138
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 952-0555

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOWL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2021, the Board of Directors (the “Board”) of Werewolf Therapeutics, Inc. (the “Company”), upon recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Meeta Chatterjee, Ph.D., as a director. Dr. Chatterjee has been designated as a Class II director to serve in accordance with the Company’s amended and restated bylaws until the Company’s 2023 annual meeting of stockholders or until her successor has been duly elected and qualified, or until her earlier death, resignation or removal. In connection with her appointment to the Board, Dr. Chatterjee was appointed as a member to the Nominating and Corporate Governance Committee of the Board.

Dr. Chatterjee currently serves as Senior Vice President of Global Business Development at Legend Biotech Corporation, a biopharmaceutical company that engages in discovery and development of novel cell therapeutics for oncology and other indications, a position she has held since March 2019. Prior to this role she served in roles of increasing responsibility at Merck Research Laboratories, a division of Merck & Co., Inc., from 2007 to May 2018, most recently serving as Head of Strategy, Transactions and Operations in the Business Development and Licensing group. Dr. Chatterjee has served on the board of directors at Editas Medicine, Inc. since December 2020. Dr. Chatterjee completed her undergraduate education at St. Xavier’s University in Ahmedabad, India, and Rutgers University (B.A., Honors Physics), received her Ph.D. in Physiology from Rutgers University, and completed a postdoctoral fellowship in the Department of Physiology at the University of Virginia School of Medicine.

In accordance with the Company’s non-employee director compensation program, Dr. Chatterjee (i) will receive annual cash compensation of $35,000 as a director, $4,000 for service as a member of the Nominating and Corporate Governance Committee and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and the Nominating and Corporate Governance Committee and (ii) was granted an option to purchase 23,200 shares of the Company’s common stock, with an exercise price of $15.97, equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of her appointment, which option will vest with respect to one-third of such shares on the first anniversary of the grant date and thereafter in equal monthly installments until all shares are vested on the third anniversary of the grant date, subject to Dr. Chatterjee’s continued service on the Board. In addition, Dr. Chatterjee will be eligible for annual stock option grants in accordance with the Company’s non-employee director compensation program. Dr. Chatterjee entered into a standard form of indemnification agreement with the Company, in the form that is filed as Exhibit 10.10 to the Company’s Registration Statement on Form S‑1 (File No. 333‑255132), filed with the Securities and Exchange Commission on April 8, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEREWOLF THERAPEUTICS, INC.

Date: October 28, 2021	By:	/s/ Timothy W. Trost
Timothy W. Trost
Chief Financial Officer and Treasurer